Exhibit 10.2

FORM OF
RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

KARAT PACKAGING INC. 2019 STOCK INCENTIVE PLAN

THIS AGREEMENT made as of the ___ day of ___________ 2019, between Karat Packaging Inc., a Delaware corporation, (the “Company”), and the individual whose name and signature appears on the signature page attached hereto (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed thereto in the Karat Packaging Inc. Stock Incentive Plan (as amended to date, the “Plan”). This Agreement shall be effective as of the date hereof (the “Effective Date”).

1. Award.

(a) Shares. Pursuant to the Plan, the Company hereby grants to the Participant the right to receive the number of shares of the Company’s Common Stock set forth opposite Participant’s name on the signature page hereto upon the satisfaction of certain conditions (the “Restricted Stock Units”). Shares of the Company’s Common Stock shall be issued only upon vesting of the Restricted Stock Units and only upon the satisfaction of the terms and conditions set forth herein and in the Plan (such shares shall be referred to hereafter as the “Award Stock”).

(b) Plan Incorporated. Participant acknowledges receipt of a copy of the Plan, and agrees that this Award of Restricted Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

2. Restricted Stock Units. Participant hereby accepts the Restricted Stock Units when issued and agrees as follows:

(a) Initial Public Offering; Vesting. The vesting of the Restricted Stock Units issued hereunder is conditioned on the closing of the initial public offering of the Company. For the avoidance of doubt, if the initial public offering of the Company does not close for any reason whatsoever, any and all of the Restricted Stock Units issued hereunder shall not vest and shall expire and be forfeited immediately and returned to the Company. No Award Stock shall be issued pursuant to the unvested Restricted Stock Units. Except as otherwise provided for in the Plan and this Agreement, the Restricted Stock Units shall vest, provided that the initial public offering of the Company shall have closed, upon the satisfaction of the time-based vesting requirements set forth below:

Date	Total Percentage Vested
First year anniversary of the closing date of the initial public offering	33 1/3%
Second year anniversary of the closing date of the initial public offering	33 1/3%
Third year anniversary of the closing date of the initial public offering	33 1/3%

There shall be no proportionate or partial vesting in the periods between the vesting dates and all vesting shall occur only on the aforementioned vesting dates.

(b) Termination of Employment or Other Service; Change in Control.

(i) General. Except as otherwise provided for below, if Participant’s employment or other service with the Company terminates, all Restricted Stock Units unvested at the time of termination shall expire and be forfeited immediately and returned to the Company.

(ii) Death. In the event that the Participant dies while in the employment or other service of the Company, all Restricted Stock Units which have not vested on the date of death shall immediately vest.

(iii) Disability. In the event that the Participant’s employment or other service with the Company is terminated by reason of Disability, the Committee may, in its sole discretion, provide that all Restricted Stock Units which have not vested at the time of such termination shall immediately vest.

(iv) Change in Control. In the event of a Change in Control all Restricted Stock Units which have not vested on the date of such Change in Control shall immediately vest.

(c) Transferability. The Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of unless the Plan so provides.

(d) Distribution. Unless otherwise provided in the Restricted Stock Unit Deferral Election Form attached hereto as Appendix A, the Company shall deliver a certificate evidencing shares of Award Stock to the Participant or direct its transfer agent to register such shares in book entry form within thirty (30) days following the satisfaction of the time-based vesting requirements. Notwithstanding the foregoing, if the Restricted Stock Units vest due to: (i) a Change in Control, the certificate evidencing shares of Award Stock shall be delivered immediately upon the Change in Control, and (ii) a termination of employment due to death or Disability, the certificate evidencing shares of Award Stock shall be delivered within thirty (30) days following such termination of employment. For the Restricted Stock Unit Deferral Election Form to be effective, it must be received by the Company on the Effective Date, or to the extent that none of the Restricted Stock Units vest within twelve (12) months of the Effective Date, no later than thirty (30) days following the Effective Date.

3. Withholding. To the extent that this Award or the delivery of any Award Stock causes the Participant to be subject to any tax withholding obligations, the Participant shall meet such obligations as provided for in the Plan.

4. Status as a Stockholder. Unless otherwise provided in the Plan, Participant shall have no rights of a stockholder with respect to the Restricted Stock Units until Award Stock is issued to him or her pursuant to Section 2 above.

5. Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock Units.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Participant.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

8. Miscellaneous

(a) Provisions of Plan and Other Agreements Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(c) Section 409A Compliance. It is intended that all compensation payable pursuant to this Agreement are exempt from or, alternatively, comply with Section 409A (and any legally binding guidance promulgated under Section 409A, including, without limitation, the Final Treasury Regulations), and this Agreement will be interpreted, administered and operated accordingly. In the event that any provision of this Agreement is inconsistent with Section 409A or such guidance, then the applicable provisions of Section 409A shall supersede such inconsistent provision. Notwithstanding the foregoing, in no event will any of Company, its parent, its or their respective subsidiaries, affiliates, or officers, directors, employees, or agents have any liability for failure of the form of this Agreement to be exempt from or comply with Section 409A and none of the foregoing guarantees that the form of this Agreement is exempt from or complies with Code Section 409A. For all purposes under Section 409A, Executive’s right to receive any payments pursuant to this Agreement shall be treated as a right to receive a separate and distinct payment, and any payments to be made in installments shall be deemed to be a series of separate payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of Company. A “termination of employment” under this Agreement shall mean a “separation from service” under Section 409A. Notwithstanding any provisions of the Agreement to the contrary, to the extent the that Section 409A would cause an adverse tax consequence to the Participant, a Change in Control shall not be deemed to occur for purposes of this Agreement unless the Change in Control meets the definition ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time in either subsequent regulations or other guidance.

(d) Entire Agreement; Amendments. This Agreement (including the documents and exhibits referred to herein) and the Plan constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has executed this Agreement, all as of the date first above written.

KARAT PACKAGING INC.

By:
Name:
Title:

PARTICIPANT

Name: [Participant Name]
Number of Restricted Stock Units: [Number]

[Signature Page to Restricted Stock Unit Agreement]

APPENDIX A:

KARAT PACKAGING INC. STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT

DEFERRAL ELECTION FORM1

FOR THIS DEFERRAL ELECTION TO BE EFFECTIVE, IT MUST BE RECEIVED BY THE COMPANY ON THE EFFECTIVE DATE, OR TO THE EXTENT THAT NONE OF THE RESTRICTED STOCK UNITS VEST WITHIN 12 MONTHS OF THE EFFECTIVE DATE, NO LATER THAN 30 DAYS FOLLOWING THE EFFECTIVE DATE.

A.	PARTICIPANT INFORMATION

Name:                                 [Participant Name]

Address:                             [Participant Address]

B.	DEFERRAL ELECTION

For each share of Common Stock to be issued to me pursuant to the Restricted Stock Unit Agreement effective                      (insert the Effective Date), I hereby irrevocably elect to defer the receipt of such Common Stock as set forth below.

C.	STOCK ISSUANCE DATE

As Restricted Stock Units vest under your Award, the Company will issue you shares of Common Stock with respect to such vested Restricted Stock Units following the satisfaction of such vesting requirements, in accordance with Section 2(d) of the Restricted Stock Unit Agreement, unless you timely elect to receive the shares at a different time. If you elect a different date, Common Stock will generally be issued to you on such date but only to the extent your Restricted Stock Units are vested and additional shares of Common Stock (if any) will be issued to you when any remaining Restricted Stock Units vest.

I hereby elect to receive my shares of Common Stock on the earlier of (check all that apply):

1. ☐                                                                  , 20         ; (enter date)

2. ☐ my death;

3. ☐ my Disability (as defined in Code Section 409A);

4. ☐ a Change in Control (as defined in the Plan); and/or

5. ☐ my “separation from service” (as defined in Code Section 409A) with the Company.

To the extent you are a “specified employee” for purposes of Code Section 409A and to the extent Code Section 409A is applicable to deferral of receipt of Common Stock pursuant to this Deferral Election Form (the “Form”), notwithstanding any contrary provision which exists in the Plan or the Agreement, your distribution will be delayed for a period of 6 months as required by Code Section 409A.

This Form is subject to all the terms, conditions and provisions of the Plan and the Agreement including, without limitation, the amendment provisions thereof. The Plan and the Agreement are incorporated herein by reference. If and to the extent that this Form conflicts or is inconsistent with the terms, conditions and provisions of the Plan or the Agreement, the Plan and the Agreement shall control, and this Form shall be deemed to be modified accordingly.

SIGNATURE:

/ /

[Participant Name]	Date

[1]	Capitalized terms not defined herein shall have the meaning ascribed thereto in the Karat Packaging Inc. Stock Incentive Plan (as amended to date, the “Plan”).

INSTRUCTIONS FOR

KARAT PACKAGING INC. STOCK INCENTIVE PLAN

DEFERRAL ELECTION FORM

This Form is to be used to defer receipt of shares of Common Stock that are issuable under the Plan in connection with Restricted Stock Units. The following instructions provide more information about the Form.

A.	PARTICIPANT INFORMATION

Please complete all items.

B.	DEFERRAL ELECTION

Please identify the Restricted Stock Units subject to this Form.

C.	STOCK ISSUANCE DATE

You may elect the timing of the issuance of your Common Stock to be issued pursuant to the Restricted Stock Units by checking the first box and inserting a specific date in the future that you want such Common Stock issued to you. If you make such an election, you shall be issued Common Stock with respect to any Restricted Stock Units that are vested on the date you elect and shall receive any remaining shares of Common Stock with respect to any other Restricted Stock Units when they vest. Notwithstanding the date you elect to receive your shares of Common Stock, you may choose by checking the corresponding boxes to receive shares of Common Stock corresponding to any vested Restricted Stock Units earlier if and upon occurrence of any of the following events to the extent selected: (1) your death; (2) your Disability; (3) a Change in Control; or (4) a separation from service. If you make no election, the Company will issue you shares of Common Stock with respect to Restricted Stock Units following the satisfaction of such vesting requirements, in accordance with Section 2(d) of the Restricted Stock Unit Agreement.